Exhibit 21 - List of Subsidiaries


                                                        Jurisdiction of
                                                         Incorporation
                                                         -------------

         Wilshire Oil of Canada, Ltd.                   Alberta, Canada
         Calgary, Alberta, Canada

         San Francisco Oil                              State of California

         Rockland Resources                             State of Oklahoma

         Britalta Venezolano, Ltd.                      Alberta, Canada
         Calgary, Alberta, Canada

         Sunrise Ridge Holding, Inc.                    State of Delaware
         Jersey City, NJ

         Sunrise Ridge, L. L. C.                        State of Delaware
         Jersey City, NJ

         Biltmore Club Holding, Inc.                    State of Delaware
         Jersey City, NJ

         Biltmore Club Apartments, L. L. C.             State of Delaware
         Jersey City, NJ

         350 Pleasant Valley  Corp                      State of New Jersey
         Jersey City, NJ

         Global Equities Management Corp.               State of Delaware
         Jersey City, NJ

         Wellington Apartments, L.L.C.                  State of Delaware
         Jersey City, NJ

         Van Buren, L.L.C.                              State of Delaware
         Jersey City, NJ